Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-250077 on Form S-1 of our report dated September 16, 2020, relating to the financial statements of PubMatic, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
San Jose, California
November 29, 2020